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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 25, 2003



             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or Other Jurisdiction of Incorporation)

                 001-06249                     34-6513657
          (Commission File Number) (I.R.S. Employer Identification No.)

                                 125 Park Avenue
                               New York, NY 10017
          (Address of principal executive offices, including ZIP code)

                                 (212) 949-1373
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE


           The registrant issued a press release in which it announced that it and Gotham Golf Corp. ("Gotham") entered into an agreement terminating the proposed merger of First Union into Gotham. The proposed merger has been enjoined by an order of the New York State Supreme Court for New York County which has been appealed by both the registrant and Gotham Partners.

Under the terms of the agreement, the registrant paid a $2.4 million termination payment and has purchased all of the 5,841,233 common shares owned by Gotham and its affiliates at a price of $1.90 per share. As part of the transaction, the parties exchanged mutual releases.

The registrant indicated that it was not pursuing, and has no present intention of pursuing, an alternative transaction to it's terminated merger with Gotham. The registrant intends to continue its operations as a real estate investment trust (REIT) and has indicated that it has no present intention of liquidating.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

         99.1 Press Release, dated June 27, 2003, issued by First Union Real Estate Equity and Mortgage Investments.

         99.2 Settlement, Termination and Standstill Agreement, dated as of June 25, 2003.
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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    June 27, 2003


                                  FIRST UNION REAL ESTATE EQUITY AND
                                  MORTGAGE INVESTMENTS



                                  By: /s/ NEIL H. KOENIG
                                      ----------------------------
                                      Name:  Neil H. Koenig
                                      Title:  Interim Chief Financial Officer
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                                  EXHIBIT LIST

Exhibit
   No.                          Description
-------                         -----------
99.1               Press Release, dated June 27, 2003, issued by First Union
                   Real Estate Equity and Mortgage Investments.

99.2               Settlement, Termination and Standstill Agreement, dated as of
                   June 25, 2003.
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